                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                          (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the
         Commission Only (as permitted by
         Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          NOBLE DRILLING CORPORATION
                (Name of Registrant as Specified in its Charter)

                          NOBLE DRILLING CORPORATION
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

(1) (Set forth the amount on which the filing fee is calculated and state how it was determined):

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                      [NOBLE DRILLING CORPORATION LOGO]


                           NOBLE DRILLING CORPORATION
                        10370 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77042

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 24, 1997


To the Stockholders of
 Noble Drilling Corporation:

      The annual meeting of stockholders of Noble Drilling Corporation, a Delaware corporation (the "Company"), will be held on Thursday, April 24, 1997, at 10:00 a.m., local time, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

            1. To elect two directors to the class of directors whose three-year term will expire in 2000;

            2. To consider and vote upon a proposal to approve and ratify the Company's 1991 Stock Option and Restricted Stock Plan as amended and restated; and

            3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 12, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for examination at the offices of the Company in Houston, Texas during normal business hours for a period of 10 days prior to the meeting.

      A record of the Company's activities during 1996 and financial statements for the fiscal year ended December 31, 1996 are contained in the accompanying 1996 Annual Report and Form 10-K. The Annual Report and Form 10-K do not form any part of the material for solicitation of proxies.

      All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.


                                        By Order of the Board of Directors

                                                 Julie J. Robertson
                                                      Secretary


Houston, Texas
March 28, 1997

                      [NOBLE DRILLING CORPORATION LOGO]



                           NOBLE DRILLING CORPORATION
                        10370 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77042

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 1997

                                    GENERAL

      This proxy statement is furnished to stockholders of Noble Drilling Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is March 28, 1997.

PROXY CARDS AND VOTING INSTRUCTION CARDS

      If a proxy card is enclosed, it serves to appoint proxies for record holders of common stock, par value $.10 per share ("Common Stock"), of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted for election of the directors named in the proxy and for the other proposal set forth in the notice. Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy.

      If a voting instruction card is enclosed, it serves as a voting instruction to the trustee of the Noble Drilling Corporation Thrift Plan, as amended (the "Thrift Plan"), from the plan participant. The trustee under the Thrift Plan will vote the shares of Common Stock credited to Thrift Plan participants' accounts in accordance with such participants' instructions. If no such voting instructions are received from a participant, then, according to the terms of the Thrift Plan, the trustee under the Thrift Plan will vote the shares in such participant's account in its absolute discretion.

VOTING PROCEDURES AND TABULATION

      The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

      With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified with respect to the proposal to approve and ratify the Company's 1991 Stock Option and Restricted Stock Plan (the "Option Plan"), as amended and restated, and will be counted as present for purposes of determining the existence of a quorum regarding such item of business. Abstentions with respect to this proposal will have the effect of a negative vote because it requires the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain "routine" items when they have not received instructions from beneficial owners. Brokers will have discretionary authority to vote on both of the scheduled items of business. Under applicable Delaware law, a broker non-vote (or other limited proxy) will have no effect on the outcome of the election of directors or the proposal to approve and ratify the Option Plan as amended and restated.

                               VOTING SECURITIES

      The only voting security of the Company outstanding is its Common Stock. Only holders of record of Common Stock at the close of business on March 12, 1997, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 132,313,617 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth as of December 31, 1996 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.

                                                                              COMMON STOCK
                                                                           BENEFICIALLY OWNED
                                                                  -----------------------------------
             NAME AND ADDRESS OF                                      NUMBER            PERCENT OF
              BENEFICIAL OWNER                                       OF SHARES             CLASS
             ------------------                                   ----------------    ---------------
             FMR Corp. . . . . . . . . . . . . . . . . . .       10,438,850 (1)           7.9%
             82 Devonshire Street
             Boston, Massachusetts

---------------
(1) According to a Schedule 13G filed with the SEC by FMR Corp. jointly with Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management and Research Company ("Fidelity") dated February 14, 1997, the amount beneficially owned includes (i) 9,659,050 shares owned by several investment companies ("Funds") for which Fidelity acts as investment adviser and (ii) 37,400 shares held by Fidelity American Special Situations Trust ("FASST"), for which Fidelity acts as subadviser. FMR Corp. is the parent of Fidelity and is controlled by Edward C. Johnson 3d. FMR Corp., Fidelity, Mr. Johnson and the Funds have sole investment power with respect to the shares owned by the Funds. The Board of Trustees of each Fund has sole voting power with respect to the shares held by such Fund. The investment adviser of FASST is Fidelity Investment Services Limited, a subsidiary of Fidelity International Limited ("FIL"). FIL, FMR Corp., through its control of Fidelity, and FASST each has sole voting and investment power with respect to the shares held by FASST. Fidelity Management Trust Company ("Fidelity Trust"), acting as investment manager for institutional accounts, is the beneficial owner of 742,400 shares. Mr. Johnson and FMR Corp, through its control of Fidelity Trust, each has sole voting and investment power with respect to the 742,400 shares.

                             ELECTION OF DIRECTORS

      The Certificate of Incorporation and Bylaws of the Company provide for three classes of directors, with approximately one-third of the directors constituting the Board being elected each year to serve a three-year term. Pursuant to the Company's Bylaws, the number of directors has been established by resolution of the Board at seven, effective immediately after the 1997 annual meeting, including the vacancy in the class whose term expires in 1999 which was created by the death of Johnnie W. Hoffman in 1996.

      The Board of Directors has nominated James C. Day and Marc E. Leland from the class of directors whose term expires at the 1997 annual meeting for re-election as directors of the Company to serve three-year terms expiring in 2000.

      The directors nominated for election this year will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

      Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 1997 annual meeting, is presented below.

                                                  NOMINEES FOR DIRECTOR
JAMES C. DAY,
age 53, director since 1983        Mr. Day has served as Chairman of the Board
                                   since October 22, 1992 and as President and Chief Executive Officer of the Company since
                                   January 1, 1984. From January 1983 until his election as President and Chief Executive
                                   Officer, Mr. Day served as Vice President of the Company. Mr. Day is also a director of Global Industries Limited and Noble
                                   Affiliates, Inc.

MARC E. LELAND,
age 58, director since 1994        Mr. Leland has served since 1984 as
                                   President of Marc E. Leland & Associates,
                                   Inc., a company engaged in the business of providing financial advisory services.


                                       CLASS WHOSE TERM EXPIRES IN 1998
MICHAEL A. CAWLEY,
age 49, director since 1985        Mr. Cawley has served as President and Chief
                                   Executive Officer of The Samuel Roberts
                                   Noble Foundation, Inc. (the "Foundation") since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law;
                                   and Mr. Cawley currently serves as of
                                   counsel to the law firm of Thompson, Cawley, Veazey & Burns, a professional corporation.
                                   Mr. Cawley has served as a trustee of the Foundation since 1988 and is also a director of Noble Affiliates, Inc. and Panhandle
                                   Royalty Company.

TOMMY C. CRAIGHEAD,
age 68, director since 1988        Mr. Craighead is the President and owner of
                                   T. C. Craighead & Company (which is the
                                   general partner of The Joy Partners, Ltd.)
                                   and Astro Oil, Inc., all based in Ardmore, Oklahoma. He is also Vice-President of Tom-Sam, Inc. He has been an oil and gas lease broker and independent operator since
                                   1962.

JAMES L. FISHEL,
age 65, director since 1989        Mr. Fishel retired as Vice President and
                                   Manager of Corporate Credit Operations of
                                   General Electric Capital Corporation
                                   ("GECC") in 1994, after serving with GECC in various positions since 1974. He is also a director of American Health Properties,
                                   Inc., which is a real estate investment
                                   company.

                                   CLASS WHOSE TERM EXPIRES IN 1999
LAWRENCE J. CHAZEN,
age 56, director since 1994        Mr. Chazen has served since 1977 as Chief
                                   Executive Officer of Lawrence J. Chazen,
                                   Inc., a California registered investment advisor engaged in providing financial advisory services.


            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

      During 1996 the Board of Directors held nine meetings. The Company has standing audit, compensation and nominating committees of the Board of Directors. The members of the committees, number of meetings held by each committee in 1996, and a brief description of the functions performed by each committee are set forth below:

            Audit Committee (four meetings). Lawrence J. Chazen, Chairman; and James L. Fishel. The primary responsibilities of the audit committee are to review with the Company's auditors the scope of the audit procedures to be applied in conducting the annual audit and the results of the annual audit. In addition, the audit committee has responsibility to provide oversight review to the management of the Company and its subsidiaries responsible for the periodic review of the Company's environmental policy statement and procedures and internal controls regarding compliance with applicable environmental laws and regulations and the establishment of a program for periodic compliance audits.

            Compensation Committee (four meetings). Tommy C. Craighead, Chairman; Michael A. Cawley; Marc E. Leland; and Bill M. Thompson. The primary responsibilities of the compensation committee are to review and set the compensation levels of the officers of the Company, including those officers who are also directors, evaluate the performance of management, consider management succession and related matters, administer the annual compensation plans of the Company and administer the long-term incentive compensation plans of the Company.

            Nominating Committee (one meeting). Michael A. Cawley, Chairman; Tommy C. Craighead; James C. Day; and Bill M. Thompson. The primary responsibility of the nominating committee is to select and recommend nominees for director of the Company. The nominating committee will consider nominees recommended by stockholders entitled to vote for the election of directors, provided that such recommendations are made in accordance with the Bylaws of the Company. Generally, the Bylaws provide that a stockholder must deliver written notice to the Secretary of the Company not later than 90 days prior to the annual meeting naming such stockholder's nominee(s) for director and specifying certain information concerning such stockholder and nominee(s). Accordingly, stockholder nominee(s) for director to be presented at the 1998 annual meeting of stockholders must be received by the Company no later than January 23, 1998.

      Compensation Committee Interlocks and Insider Participation. The current members of the compensation committee identified above were the only persons who served on such committee during 1996, except that Mr. Hoffman served on the compensation committee prior to his death in 1996. Mr. Hoffman was an officer of the Company prior to his retirement in 1986. Mr. Day serves as an executive officer of certain wholly owned subsidiaries of the Company, and in some instances, one or more directors of these subsidiaries is also an executive officer of the Company. However, Mr. Day's compensation is set solely by the compensation committee of the Board of Directors of the Company, and he receives no additional compensation for performing duties as an executive officer of these subsidiaries. Neither Mr. Day nor any other officer or employee of the Company or its subsidiaries is a member of the Company's compensation committee.

COMPENSATION OF DIRECTORS

      Annual Retainer and Other Fees and Expenses. Directors (other than officers of the Company) are paid an annual retainer of $25,000 plus $1,000 for each Board meeting attended. Such directors also receive a fee of $500 for each Board committee meeting attended, but only if the committee meeting is held otherwise than in connection with a scheduled Board meeting. A director who is an officer of the Company receives a fee of $100 for each Board meeting attended. The Company also reimburses directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.

      Under the terms of the Equity Compensation Plan for Non-Employee Directors, effective commencing in 1996, non-employee directors are paid
$5,000 of their annual retainer in Common Stock at the end of each year and are permitted to elect to apply up to 100 percent of the balance of such retainer to the purchase of Common Stock on a quarterly basis.

      Non-Employee Director Stock Options. Under the 1992 Nonqualified Stock Option Plan for Non-Employee Directors (the "1992 Option Plan"), which was approved and ratified by stockholders at the 1993 annual meeting, non-employee directors receive a one-time grant of an option to purchase 10,000 shares of Common Stock. Thereafter, on the next business day after each annual meeting of stockholders of the Company, such directors receive an annual grant of an option to purchase 3,500 shares of Common Stock. The options are granted at fair market value on the grant date and are exercisable from time to time over a period commencing one year from the grant date and ending on the expiration of 10 years from the grant date, unless terminated sooner as described in the 1992 Option Plan.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth as of January 31, 1997 the beneficial ownership of Common Stock by each director of the Company, each named executive officer listed in the Summary Compensation Table appearing on page 10 of this proxy statement, and all directors and executive officers as a group.

                                                                              COMMON STOCK
                                                                         BENEFICIALLY OWNED (1)
                                                                  -----------------------------------
                                                                       NUMBER            PERCENT OF
            NAME                                                     OF SHARES           CLASS (2)
            ----                                                  ----------------    ---------------
            Directors
            Michael A. Cawley . . . . . . . . . . . . . .         5,537,802 (3)(4)        4.2%
            Lawrence J. Chazen  . . . . . . . . . . . . .            10,506 (4)             --
            Tommy C. Craighead  . . . . . . . . . . . . .            53,006 (4)             --
            James C. Day  . . . . . . . . . . . . . . . .           697,091 (4)           0.5%
            James L. Fishel . . . . . . . . . . . . . . .            17,253 (4)             --
            Marc E. Leland  . . . . . . . . . . . . . . .            48,569 (4)             --
            Bill M. Thompson  . . . . . . . . . . . . . .            23,753 (4)             --

            Named Executive Officers (excluding
             any director named above) and Group
            Byron L. Welliver . . . . . . . . . . . . . .           250,006 (4)           0.2%
            Julie J. Robertson  . . . . . . . . . . . . .            75,060 (4)           0.1%

            All directors and executive
             officers as a group (9 persons)  . . . . . .         6,713,046 (5)           5.1%

--------------


(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.
(2) The percent of class shown is less than one-tenth of one percent unless otherwise indicated.
(3) Includes 5,474,639 shares held of record by the Foundation. Mr. Cawley, as President and Chief Executive Officer and a trustee of the Foundation, may be deemed to beneficially own, and have voting and investment power with respect to, the 5,474,639 shares held by the Foundation. As one of the nine members of the board of trustees of the Foundation, Mr. Cawley does not represent sufficient voting power on the Foundation's board of trustees to determine voting or investment decisions with respect to the 5,474,639 shares. Mr. Cawley disclaims any pecuniary interest in the 5,474,639 shares.
(4) Includes shares attributable to shares of Common Stock not outstanding but subject to currently exercisable options, as follows: Mr. Cawley -- 62,000 shares; Mr. Chazen -- 10,000; Mr. Craighead -- 17,000 shares; Mr. Day -- 450,999 shares; Mr. Fishel -- 17,000; Mr. Leland -- 10,000; Mr.
      Thompson -- 13,500 shares; Mr. Welliver -- 184,666 shares; and Ms. Robertson -- 51,799 shares.
(5) Includes 816,964 shares not outstanding but subject to currently exercisable options and 5,474,639 shares held of record by the Foundation. See footnotes (3) and (4) above.

                             EXECUTIVE COMPENSATION

      The following report of the compensation committee on executive compensation and the information herein under "Executive Compensation--Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

To the Stockholders
of Noble Drilling Corporation:

      As members of the compensation committee (the "Committee") of the Board of Directors, it is our responsibility to review and set the compensation levels of the Company's Chief Executive Officer ("CEO") and other executives, evaluate the performance of management, and consider management succession and related matters. In addition, we administer the annual and long-term incentive compensation plans of the Company. All decisions by the Committee relating to the compensation of executive officers are reviewed by the full Board, except for decisions about grants or awards under the 1991 Stock Option and Restricted Stock Plan (the "Option Plan") of the Company, which are made solely by the Committee in accordance with the terms of the Option Plan. Decisions under the Option Plan were made by a stock option committee of the Board in 1996 prior to the death of director Johnnie W. Hoffman, following which the duties of the stock option committee were consolidated with those of the Committee.

      The Company has retained the services from time to time of Towers Perrin ("Towers Perrin") and William M. Mercer, Incorporated ("Mercer"), management and compensation consulting firms, to assist the Committee in the performance of its responsibilities. The Committee considers information with respect to the reasonableness of compensation paid to senior officers of the Company, as well as all employees of the Company and its subsidiaries in managerial positions. The Committee also takes into account how compensation compares to compensation paid by competitors in the Company's industry as well as the performance of the Company. Members of the Committee review results of compensation surveys provided by Towers Perrin, Mercer and others.

COMPENSATION POLICIES AND PROGRAMS

      The compensation policies of the Company, set by management and supported by the Committee, focus on enhancing shareholder value. Specific policies are designed to attract, motivate and retain persons of high quality who will have the skill, training and dedication to assist the Company to achieve its corporate goals. The executive compensation program for 1996 consisted of three elements: base salary, annual incentive bonus, and long-term incentive through the granting of stock options and awarding of restricted stock pursuant to the Option Plan.

      Base Salary: Base salary for executive officers is determined principally by competitive factors and the marketplace. The policy of the Committee is generally to set base salary levels for positions at approximately the average levels determined from survey information for positions deemed comparable by the Committee.

      Annual Incentive Bonus: The compensation policy of the Company is that a part of the annual compensation of each officer be related to and contingent upon the performance of the Company, as well as the individual contribution of each officer. The short-term incentive compensation plan of the Company (the "STIP") is available to all full-time employees of the Company or its subsidiaries in salary classifications 18 and higher who have completed one year of service at the close of the plan year (December 31). The bonus earned by employees with less than two years of service is prorated based on the number of full months served. The target bonus for an employee is the base salary at year end of such employee multiplied times the percentage factor assigned to such employee's salary classification. Target percentage factors range from 15 to 70 percent, with a factor of 70 percent for the CEO and a maximum factor for an executive officer other than the CEO of 35 percent. The STIP was amended in 1996 to increase the target percentage factor for the CEO from 50 to 70 percent.

      Annual performance goals for the Company for 1996 were weighted with respect to five criteria as follows: increased shareholder value (defined as share price performance compared to industry peer group) (30 percent), cash flow from operations (30 percent), major new contracts/operating days (20 percent), net income (10 percent), and safety results (10 percent). The division goals for 1996 were weighted with respect to four criteria as follows: operating days (40 percent), cash flow from operations (40 percent), safety results (10 percent), and rig maintenance and appearance (10 percent). The Committee establishes the annual performance goals at the beginning of each year.

      Each goal weighting percentage is subject to adjustment within a range of zero for achievement of less than 75 percent of the goal to 200 percent for achievement of greater than 135 percent of the goal. The combined, weighted goal achievement is then determined within a range of zero for achievement of less than 65 percent of the goal to 200 percent for achievement of more than 160 percent of the goal. The target bonus for employees of divisions is also adjusted to reflect the combined percentage of achievement of all assigned goals using the ratio of 50 percent for division goal achievement and 50 percent for Company goal achievement. The bonus amount is then determined by multiplying the target bonus times the applicable multiplier. Using these percentages, the bonus received by the CEO will not exceed 140 percent of his salary and the bonus received by any executive officer other than the CEO will not exceed 70 percent of his salary.

      Long-term Incentive Compensation: It is also the compensation policy of the Company to use stock options and restricted stock as a means of furnishing longer-term incentive to officers and other employees of the Company and its subsidiaries. Under the Option Plan, which was approved by stockholders at the 1991 annual meeting and amended with stockholder approval in 1994, the Company has flexibility in creating options and awarding restricted stock.

      On January 18, 1996, the stock option committee of the Board approved the awarding of performance-based restricted stock to the officers and several other key employees of the Company and its subsidiaries. Pursuant to the performance restricted stock agreements setting forth the terms and conditions of the awards, the shares of restricted stock are subject to certain vesting/forfeiture provisions over a five-year period, continuous employment by the awardee, and achievement over a three-year period of performance goals by the Company. The performance goals for the awards made on January 18, 1996 were weighted with respect to two criteria as follows: total return to stockholders (50 percent) and absolute price per share of Common Stock (as determined by the average price during the last quarter of 1998) (50 percent).

      On January 31, 1996, the stock option committee of the Board considered stock option grants to each of the officers of the Company. Each of those officers received stock options that were based on his or her responsibilities and relative position in the Company. The stock options granted to each employee in 1996 were granted with an exercise price of fair market value at the date of grant. One-third of the stock options granted in 1996 vest annually commencing on the first anniversary of the date of grant.

      On July 25, 1996, the stock option committee of the Board awarded an aggregate of 58,863 shares of restricted stock to a total of six employees, including the three executive officers of the Company, as a bonus for their contributions in connection with the successful completion of the Neddrill acquisition on July 1, 1996. Pursuant to the performance restricted stock agreements setting forth the terms and conditions of the awards, the shares of restricted stock are subject to vesting/forfeiture provisions over a two-year period and continuous employment by the awardee. The Common Stock had a market value at the date of award of $13.75 per share.

1996 COMPENSATION OF CEO

      The 1996 salary of the CEO was determined by the Committee in October 1995 as a function of performance and competitive industry factors as provided by Mercer, a management and compensation consulting firm. In October 1996, the Committee approved an increase in salary for the CEO to $500,000 per year, effective November 1, 1996, based upon competitive and financial data presented by Towers Perrin, a management and compensation consulting firm. The calculated bonus paid to the CEO for 1996 under the STIP, applying the performance goals criteria and adjustment factors discussed above under "Compensation Policies and Programs -- Annual Incentive Bonus," was $700,000.

      On January 31, 1996, the stock option committee of the Board granted the CEO an option to purchase 100,000 shares of Common Stock pursuant to the Option Plan. In granting this option, the committee relied upon competitive data provided by Mercer and its own assessment of the CEO's performance. Pursuant to the above described policies and programs regarding restricted stock awarded under the Option Plan, the stock option committee of the Board awarded the CEO 37,500 shares of performance-based restricted stock in January 1996 and 36,364 shares of restricted stock in July 1996.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      Section 162(m) of the Internal Revenue Code contains provisions which could limit the deductibility of certain compensation payments to the Company's executive officers. The Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The policy of the Company is to design its compensation programs generally to preserve the tax deductibility of compensation paid to its executive officers. The Committee could determine, however, taking into consideration the burdens of compliance with Section 162(m) and other relevant facts and circumstances, to pay compensation that is not fully deductible, if the Committee believes such payments are in the Company's best interests.

SUMMARY

      The members of the Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are to be rewarded commensurately. The members of the Committee believe that compensation levels during 1996 adequately reflect the compensation goals and policies of the Company.


March 28, 1997                                COMPENSATION COMMITTEE

                                              Tommy C. Craighead, Chairman
                                              Michael A. Cawley
                                              Marc E. Leland
                                              Bill M. Thompson

      The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and each other person who is an executive officer of the Company whose combined salary and bonus for 1996 exceeded $100,000 (collectively, the "named executive officers") for the years indicated.

                           SUMMARY COMPENSATION TABLE


                                                                                    Long-Term
                                                                                   Compensation
                                                                             -------------------------
                                              Annual Compensation                     Awards
                                        --------------------------------------------------------------
                                                                                           Securities
                                                                  Other                    Underlying
                                                                  Annual     Restricted      Options        All Other
         Name and                                                Compen-       Stock       (number of        Compen-
    Principal Position        Year       Salary       Bonus       sation     Awards(1)      shares)(2)        sation
    ------------------        ----       ------       -----      --------    ---------    ------------      ----------
 James C. Day,                1996      $ 425,000  $  700,000    $   5,476   $  500,000     100,000        $  13,023(3)
 Chairman, President          1995      $ 379,375  $        0    $   4,699   $        0     100,000        $  10,996
 and CEO                      1994      $ 295,000  $   95,150    $   6,161   $        0     100,000        $  10,998



 Byron L. Welliver,           1996      $ 191,667  $  150,500    $   3,488   $  137,500      40,000        $   9,883(4)
 Senior Vice                  1995      $ 180,875  $        0    $   3,307   $        0      35,000        $   6,985
 President--                  1994      $ 165,000  $   37,250    $   3,307   $        0      30,000        $   7,321
 Finance, Treasurer and
 Controller

 Julie J. Robertson,          1996      $ 115,833  $   81,000    $       0   $   45,800      25,000        $   6,950(4)
 Vice President--             1995      $ 101,500  $        0    $       0   $        0      25,000            6,470
 Administration and           1994      $  85,000  $   16,450    $       0   $        0      15,000            4,562
 Corporate Secretary

---------------

(1) Dollar values of awards of restricted Common Stock ("Restricted Shares") shown in the table are based on the closing price of the Common Stock on July 24, 1996 ($13.75), the day preceding the date of the awards, and represent the following number of shares: Mr. Day -- 36,364 shares; Mr. Welliver -- 10,000 shares; and Ms. Robertson -- 3,333 shares. These Restricted Shares will vest, if at all, 50 percent each year on a cumulative basis commencing one year from the date of award. The total number of Restricted Shares held, and their aggregate value, at December 31, 1996, were as follows: Mr. Day -- 148,864 shares valued at $2,959,000; Mr. Welliver -- 49,000 shares valued at $974,000; and Ms.
      Robertson -- 16,083 shares valued at $320,000. Delivery of the Restricted Shares (and any dividends paid on the Common Stock) is subject to vesting/forfeiture provisions, continuous employment of the awardee by the Company or any of its subsidiaries and, with respect to Restricted Shares other than those reported in the table above, achievement of performance goals by the Company. For information regarding Restricted Shares (other than those reported in the table above) awarded in 1996 subject to performance-based conditions, see "Long-Term Incentive Plans -- Awards in 1996" on page 12.
(2) Options represent the right to purchase shares of Common Stock at a fixed price per share.
(3) Consists of Company (or subsidiary) contributions to defined contribution plan (and unfunded, nonqualified excess benefit plan) of $9,000, term life insurance premiums of $3,123 and directors' fees of $900.
(4) Consists of Company (or subsidiary) contributions or other allocations to defined contribution plan (and unfunded, nonqualified excess benefit plan) and term life insurance premiums, respectively, as follows:
      Mr. Welliver -- $8,719 and $1,164; and Ms. Robertson -- $6,950 and $0.

      The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 1996 to each of the named executive officers.

                           OPTION/SAR GRANTS IN 1996

                                                                                       POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED ANNUAL
                                                                                       RATES OF STOCK PRICE
                                                                                      APPRECIATION FOR OPTION
                                         INDIVIDUAL GRANTS                                   TERM (1)
                         --------------------------------------------------           -----------------------
                           Number of
                          Securities      Percent of
                          Underlying         Total
                            Options         Options     Exercise
                            Granted       Granted to      Price     Expira-
                          (number of       Employees       Per        tion
 Name                      shares) (2)      in 1996       Share       Date             5% (3)       10% (4)
 ----                    -------------     ---------     -------    -------           -------      ----------
 James C. Day               100,000           7%         $9.8125    1/30/06           $618,000     $1,560,000

 Byron L. Welliver           40,000           3%         $9.8125    1/30/06           $247,000      $ 624,000

 Julie J. Robertson          25,000           2%         $9.8125    1/30/06           $155,000      $ 390,000


---------------

(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.
(2) Represents a single grant of options on January 31, 1996. One-third of the options became exercisable on January 31, 1997, and one-third of the options becomes exercisable on each of January 31, 1998 and 1999. Options granted in 1996 were without SARs.
(3)   Represents an assumed market price per share of Common Stock of $15.99.
(4)   Represents an assumed market price per share of Common Stock of $25.41.

      The following table sets forth certain information with respect to the exercise of options to purchase Common Stock and SARs during the year ended December 31, 1996, and the unexercised options held at December 31, 1996 and the value thereof, by each of the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                         AND 12/31/96 OPTION/SAR VALUES


                                                            NUMBER OF                     VALUE OF
                                                           SECURITIES                   UNEXERCISED
                         SHARES                            UNDERLYING                   IN-THE-MONEY
                        ACQUIRED                         OPTIONS/SARS AT              OPTIONS/SARS AT
                      ON EXERCISE                       12/31/96 (SHARES)                  12/31/96
                        (NUMBER        VALUE       --------------------------    ---------------------------
       NAME            OF SHARES)     REALIZED     EXERCISABLE  UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
--------------------   ----------     --------     -----------  -------------    -----------   -------------
James C. Day ........          0     $        0       384,000        166,667    $  5,688,000    $ 1,985,000
Byron L. Welliver....     50,000     $  840,625       159,666         63,334    $  2,342,000    $   745,000
Julie J. Robertson...          0     $        0        35,133         41,667    $    496,000    $   496,000


      The following table sets forth certain information with respect to awards of performance-based Restricted Shares made during the year ended December 31, 1996 to each of the named executive officers. For information regarding awards of Restricted Shares not subject to performance-based conditions, see "Summary Compensation Table."

                   LONG-TERM INCENTIVE PLANS - AWARDS IN 1996

                                                            NUMBER OF           PERFORMANCE OR
                                                             SHARES,          OTHER PERIOD UNTIL
                                                         UNITS OR OTHER          MATURATION OR
          NAME                                            RIGHTS(1)(3)            PAYOUT (2)
          ----                                         ------------------       --------------
          James C. Day  . . . . . . . . . . . . . .           37,500              1/96--3/99
          Byron L. Welliver . . . . . . . . . . . .           13,000              1/96--3/99

          Julie J. Robertson  . . . . . . . . . . .            4,250              1/96--3/99

---------------

(1) Delivery of these Restricted Shares is subject to vesting/forfeiture provisions, achievement of performance goals by the Company, and continuous employment of the awardee by the Company or any of its subsidiaries.
(2) As soon as practicable after December 31, 1998 (the "Performance Date"), the Compensation Committee of the Board of Directors will review the performance goals applicable to the award (see footnote 3 below) and confirm the maximum number of Restricted Shares, if any, that may be vested (the "Calculated Shares"). The Calculated Shares will then vest, if at all, 33-1/3 percent annually on a cumulative basis commencing on the March 31st immediately following the Performance Date.
(3) The number of Restricted Shares deemed earned will be determined based on the following corporate objectives (each to be given a 50 percent weight): (i) total return to stockholders (as compared to a peer group) and (ii) absolute target price per share of Common Stock (as determined in the last quarter of 1998). The percentage of Restricted Shares deemed earned under each corporate objective can range from zero percent to 100 percent. Restricted Shares delivered will include any dividends paid on the Common Stock.

DEFINED BENEFIT PLANS

      The defined benefit plans of the Company that cover its executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of 10-year certain and life annuity.

                               PENSION PLAN TABLE

                                                       ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
                                            AT AGE 65 AFTER COMPLETION OF THE FOLLOWING YEARS OF SERVICE (2)
       FIVE-YEAR AVERAGE                 ---------------------------------------------------------------------
     ANNUAL COMPENSATION (1)                 15                 20                   25                   30
     -----------------------                ----               ----                 ----                 ----
      $ 125,000   . . . . . . .          $ 30,000           $ 40,000            $ 50,000              $ 60,000
        200,000   . . . . . . .            48,000             64,000              80,000                96,000
        300,000   . . . . . . .            72,000             96,000             120,000               144,000
        400,000   . . . . . . .            96,000            128,000             160,000               192,000
        600,000   . . . . . . .           144,000            192,000             240,000               288,000
        800,000   . . . . . . .           192,000            256,000             320,000               384,000
      1,000,000   . . . . . . .           240,000            320,000             400,000               480,000
      1,400,000   . . . . . . .           336,000            448,000             560,000               672,000

---------------

(1) Benefit amounts under the Noble Drilling Salaried Employees' Retirement Plan (and unfunded, nonqualified excess benefit plan) are based on an employee's vested percentage, average monthly compensation and number of years of benefit service (maximum 30 years). The average monthly compensation is defined in the plan generally to mean the participant's average monthly rate of compensation from the Company for the five successive calendar years which give the highest average monthly rate of compensation for the participant. Plan compensation is defined (with certain exceptions) to mean basic compensation, bonuses, commissions and overtime pay, exclusive of extraordinary compensation but prior to reduction for any compensation deferred under a cash or deferred arrangement qualifying under Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended. Accordingly, the amounts reported in the Summary Compensation Table included elsewhere herein under the table caption "Annual Compensation" approximate plan compensation for 1996.
(2) Retirement benefits shown above are calculated using 1.6 percent of final average pay multiplied by years of service. This slightly overstates the benefit since that part of the final average pay that is below the Social Security "covered compensation" level should be multiplied by 1.0 percent instead of 1.6 percent. "Covered compensation" is the average of the Social Security Wage Bases during the 35-year period ending with the year the employee reaches Social Security Retirement Age. The amount of benefit shown is not subject to deductions for Social Security.

      As of December 31, 1996, the named executive officers had the following approximate credited years of service for retirement purposes: Mr. Day--19; Mr. Welliver--15; and Ms. Robertson--8.

PERFORMANCE GRAPH

      The following graph sets forth the cumulative total stockholder return for the Common Stock, the NYSE Stock Market Index (U.S. Companies), and a Competitor Group Index for the years indicated as prescribed by the SEC's rules.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
        AMONG NOBLE DRILLING CORPORATION, NYSE STOCK MARKET INDEX (U.S.
                   COMPANIES) AND COMPETITOR GROUP INDEX (2)


----------------------------------------------------------------------------------------------
                                    1991       1992      1993       1994       1995      1996
----------------------------------------------------------------------------------------------
 Company                            100        142.0     280.0      188.0      288.0     636.0
 NYSE Stock Market Index            100        108.8     120.1      120.1      162.8     197.4
 (U.S. Companies)
 Competitor Group Index (3)         100         94.0     158.5      128.9      259.2     602.9
----------------------------------------------------------------------------------------------

(1) Total return assuming reinvestment of dividends. Assumes $100 invested on January 1, 1992 in Common Stock, NYSE Stock Market Index (U.S. Companies) and a Company constructed competitor group index.
(2) Fiscal year ending December 31.
(3) In accordance with the SEC's rules, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group is composed of eight industry participants: Atwood Oceanics, Inc., Cliffs Drilling Company, Energy Service Company, Inc. (ENSCO), Falcon Drilling Company, Inc., Global Marine Inc., Marine Drilling Companies, Inc., Reading & Bates Corporation and Rowan Companies, Inc. Total return calculations were weighted according to the respective company's market capitalization.

SUPPLEMENTAL PERFORMANCE GRAPH

    The Company has elected to include a supplemental performance graph which compares the cumulative total stockholder return for the Common Stock, the NYSE Stock Market Index (U.S. Companies) and a Competitor Group Index for the period indicated below.

              COMPARISON OF NINE YEAR CUMULATIVE TOTAL RETURN (1)
        AMONG NOBLE DRILLING CORPORATION, NYSE STOCK MARKET INDEX (U.S.
                   COMPANIES) AND COMPETITOR GROUP INDEX (2)




-------------------------------------------------------------------------------------------------------------------
                                      1987    1988    1989    1990     1991    1992    1993    1994   1995    1996
-------------------------------------------------------------------------------------------------------------------
      Company                          100    121.9   231.3   181.3     78.1   110.9   218.8   146.9  225.0   496.9
      NYSE Stock Market Index          100    117.6   152.5   145.7    191.3   208.0   229.8   229.7  311.3   377.5
      (U.S.Companies)
      Competitor Group Index (3)       100     88.2   158.9   139.9     80.5    75.7   127.7   103.8  208.8   485.6
-------------------------------------------------------------------------------------------------------------------

(1) Total return assuming reinvestment of dividends. Assumes $100 invested on January 1, 1988 in Common Stock, NYSE Stock Market Index (U.S. Companies) and a Company constructed competitor group index.
(2) Fiscal year ending December 31.
(3) In accordance with the SEC's rules, the Company has elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group is composed of eight industry participants: Atwood Oceanics, Inc., Cliffs Drilling Company, Energy Service Company, Inc. (ENSCO), Falcon Drilling Company, Inc., Global Marine Inc., Marine Drilling Companies, Inc., Reading & Bates Corporation and Rowan Companies, Inc. Total return calculations were weighted according to the respective company's market capitalization.

                         PROPOSAL TO APPROVE AND RATIFY
                        AMENDED AND RESTATED OPTION PLAN

GENERAL

      The Option Plan was adopted by the Board of Directors of the Company in 1991 and approved by stockholders at the 1991 annual meeting of stockholders. The Option Plan was amended with stockholder approval in 1994. At a meeting of the Board of Directors in January 1997, the Board amended and restated the Option Plan, subject to stockholder approval, to (i) increase by 5,500,000 the aggregate number of shares of Common Stock available under the Option Plan;
(ii) extend the period of time during which Optionees may exercise their stock options and stock appreciation rights ("SARs") after termination of employment in certain cases; (iii) clarify provisions amended in 1994 to preserve for federal income tax purposes the deductibility of compensation paid under the Option Plan in the form of stock options and SARs; (iv) provide that Incentive Options may be granted under the Option Plan until January 29, 2007; and (v) update the Option Plan, in particular in regard to amendments in the SEC's rules and regulations under Section 16 of the Exchange Act (collectively, the "Plan Amendments").

      The purpose of the Option Plan is to assist the Company in attracting and retaining as officers and key employees of the Company and its affiliates, persons of training, experience and ability and to furnish additional incentive to such persons by encouraging them to become owners of Common Stock. The Board of Directors believes that the success of the Company is greatly dependent on its ability to attract and retain individuals of outstanding ability who are motivated to exert their best efforts on behalf of the Company and its affiliates. The Board has found that the Company's stock option program has been highly effective in achieving that goal and has concluded that the stock option program should be continued. The Board of Directors has also concluded that the number of shares currently available for the grant of stock options by the Company under the Option Plan is inadequate to permit the continued use of a long-term equity component in the Company's compensation program and that the approval of the Option Plan as amended and restated is warranted. Based upon the recommendation of Towers Perrin, the Board of Directors has approved the Plan Amendment increasing the number of shares available under the Option Plan by 5,500,000 shares in the aggregate (which represented 4.2 percent of the Company's outstanding Common Stock as of March 12, 1997).

      A copy of the Option Plan as amended and restated, subject to stockholder approval, is attached hereto as Exhibit A. Capitalized terms not otherwise defined herein adopt the same meaning as assigned to them in the text of the Option Plan.

THE PLAN AMENDMENTS

      Increase in Number of Shares Available Under the Option Plan. As of January 31, 1997, there were outstanding Options covering 4,376,690 shares of Common Stock and 423,161 shares of Common Stock outstanding as Restricted Stock which is subject to forfeiture in whole or in part. Only 24,122 shares of Common Stock remained available for future grant or award under the Option Plan as of that date. If the Option Plan as amended and restated is approved and ratified by stockholders, the employees of the Company and its affiliates eligible to participate therein could receive more benefits under the Option Plan than are currently available to them.

      Extension of Exercise Period. Prior to the Plan Amendments, the Option Plan provided that an Optionee's right to exercise any stock option and SARs would terminate three months after the termination of employment of the Optionee unless such termination was a result of the Optionee's death or disability. If the Optionee's termination of employment resulted from death or disability, then such Optionee's exercise right would terminate one year after the employment termination date.

      The Plan Amendments give an Optionee, or his or her estate, a longer period of time after termination of employment in which to exercise a stock option or SAR that was outstanding and vested on the date of termination of employment; provided, that such period of time would not in any event extend beyond the expiration of the term thereof. Under the Plan Amendments, the Optionee's right to exercise a stock option and SARs related thereto would be extended to one year after termination of employment, unless such termination of employment resulted from the Optionee's death, Disability or Retirement, in which event the right to exercise would be extended to five years. Disability is defined in the Option Plan as amended and restated to mean any termination of employment with the Company or an Affiliate because of a long-term disability, as determined by the Committee in its sole discretion. Retirement is defined in the Option Plan as amended and restated to mean a termination of employment with the Company or an Affiliate either (i) on a voluntary basis by a person who is at least 55 years of age and has at least five years of continuous service with the Company or one or more Affiliates immediately prior to such termination of employment or (ii) otherwise with the written consent of the Committee in its sole discretion.

      The Plan Amendments provide further that employment shall not be deemed to have ceased, for purposes of the Option Plan, by reason of the termination of employment with the Company or an Affiliate, followed by a reemployment with the Company or an Affiliate within six months of such initial termination, provided such reemployment is approved for this purpose by the Committee in its sole discretion, of (i) a person whose employment terminated initially in December 1996 in connection with the sale by the Company and its Affiliates of their land drilling assets to Nabors Industries, Inc. and its affiliates and
(ii) any person not otherwise provided for in clause (i) immediately preceding. The effectiveness of the amendment described in clause (i) in the preceding sentence from and after its date of adoption by the Board is not subject to or conditioned upon stockholder approval and ratification of the Plan Amendments.

      Subject to stockholder approval and ratification of the Plan Amendments,
(i) all stock options and SARs granted after receipt of such approval would include the longer exercise periods and (ii) all stock option and SAR agreements in existence at the time of such approval would be amended to incorporate the longer exercise periods.

      Clarification of Grant Limitation During a Specified Period. Pursuant to
Section 162(m) of the Internal Revenue Code (the "Code"), the amount of compensation payments to certain highly compensated officers of the Company that is deductible from income for federal income tax purposes is limited to $1 million per person per year. Compensation recognized by employees in connection with the exercise of stock options and SARs granted under the Option Plan may, however, be exempt from the $1 million limitation as "qualified performance-based compensation."

      The Option Plan was amended in 1994 with stockholder approval to incorporate provisions necessary to qualify the compensation recognized by employees in connection with the exercise of stock options and SARs granted under the Option Plan as performance-based compensation, including, without limitation, a provision stating the maximum number of shares for which stock options or SARs could be granted during a specified period to any employee. The Plan Amendments clarified that the maximum-number-of-shares limitation stated in Section 4(a) of the Option Plan relates to Options granted, not exercised, during the specified time period.

      Incentive Option Amendment. Prior to the Plan Amendments, the Option Plan provided that no Incentive Options and related SARs could be granted after January 31, 2001. The Plan Amendments change this date to January 29, 2007, which is the date that is ten years after Board of Director approval of the Plan Amendments.

      Updating Amendments. The Plan Amendments effect changes to Sections 7(c) and 10 of the Option Plan to delete language no longer necessary or appropriate as a result of amendments to Rule 16b-3 under the Exchange Act and a change to
Section 11(a) of the Option Plan to delete a reference to "guardian or legal representative" as surplusage.

DESCRIPTION OF THE OPTION PLAN

      The material features of the Option Plan, without giving effect to the Plan Amendments, are described below.

      General. Under the Option Plan, shares of Common Stock may be subject to grants of Incentive Options, Nonqualified Options SARs or award of Restricted Stock to officers and other employees of the Company and its affiliates. Options and any SARs related thereto may be granted, and Restricted Stock may be awarded, until the 5,200,000 shares of Common Stock available under the Option Plan have been exhausted or the Option Plan has been terminated. Shares of Common Stock covered by an Option that expires or terminates prior to exercise and shares of Restricted Stock returned to the Company are again available for grant of Options and awards of Restricted Stock. The Option Plan contains antidilution provisions applicable in the event of increase or decrease in the number of outstanding shares of Common Stock, effected without receipt of consideration therefor by the Company, through a stock dividend or any recapitalization or merger or otherwise in which the Company is the surviving corporation, resulting in a stock split-up, combination or exchange of shares of the Company, in which event appropriate adjustments will be made in the maximum number of shares subject to the Option Plan and the number of shares and option prices under then outstanding Options.

      Administration. The Option Plan is administered by a committee (the "Committee") of the Board of Directors of the Company. The Committee must consist of two or more directors of the Company, all of whom must be Non-Employee Directors as defined in Rule 16b-3 under the Exchange Act and Outside Directors within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committee determines the grants of Options and awards of Restricted Stock, the terms and provisions of the respective agreements covering such grants or awards and all other decisions concerning the Option Plan. It is impracticable to estimate the total number of officers and employees eligible to participate in the Option Plan. The Option Plan provides that the determination of the Committee is binding with respect to all questions of interpretation and application of the Option Plan and of Options granted or awards of Restricted Stock made thereunder, subject to the express provisions of the Option Plan and except as set forth below under "Stock Options and SARs" and "Amendment of the Option Plan."

      Stock Options and SARs. The Option Plan provides that, from time to time during the term of the Option Plan, the Committee, in its sole discretion, may grant Incentive Options, Nonqualified Options, Restricted Stock or any combination thereof to any employee eligible under the Option Plan. Each person who accepts an Option shall enter into an agreement with the Company whereupon such person shall become a participant in the Option Plan in accordance with the terms of such agreement.

      The Committee may from time to time grant SARs in conjunction with all or any portion of an Option either at the time of the initial Option grant or, with respect to a Nonqualified Option, at any time after the initial Option grant while the Nonqualified Option is outstanding. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as Options, as described above. SARs entitle an Optionee to receive without payment to the Company (except for applicable withholding taxes) the excess of the aggregate fair market value per share with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such shares as provided in the related Option. Payment may be made in shares of Common Stock or in cash, or a combination thereof, as determined by the Committee.

      Option Price. The option price for each Share covered by an Incentive Option shall not be less than the greater of (a) the par value of such Share or
(b) the Fair Market Value of such Share at the time such Option is granted. The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (a) the par value of such Share or (b) 50 percent of the Fair Market Value of such Share at the time the Option is granted. If the Company agrees to substitute a new Option under the Option Plan for an old Option, or to assume an old Option, as provided for in the Option Plan, the option price of the Shares covered by each such new Option or assumed Option may be otherwise determined by a formula; provided, however, in no event shall:
(a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares; (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits that he would not have under the old Option; or (c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior to such substitution or assumption, on a Share by Share basis. Notwithstanding the foregoing, the new option price in the case of an Incentive Option shall be subject to the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

      Restricted Stock. The Option Plan provides that Restricted Stock may be awarded by the Committee to such eligible recipients as it may determine from time to time. The eligible recipients are those individuals who are eligible for Option grants. Restricted Stock is Common Stock that may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the restrictions, terms and conditions, including forfeitures, if any, set by the Committee, which may include, among other things, the achievement of specific goals, have been satisfied (the "Restricted Period"). During the Restricted Period, unless specifically provided otherwise in accordance with the terms of the Option Plan, the recipient of Restricted Stock would be the record owner of such shares and have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares.

      The Option Plan provides that the Committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any and all of the shares of Restricted Stock awarded to an individual on such terms and conditions as the Committee may deem appropriate. If during the Restricted Period an individual's continuous employment terminates for any reason, any Restricted Stock remaining subject to restrictions will be forfeited by the individual and transferred at no cost to the Company; provided, however, that as noted above, the Committee has the authority to cancel any or all outstanding restrictions prior to the end of the Restricted Period, including the cancellation of restrictions in connection with certain types of termination of employment.

      Amendment of the Option Plan. The Board of Directors may at any time amend, suspend or terminate the Option Plan; provided, however, the Board may not, without approval of the stockholders of the Company, amend the Option Plan so as to (i) increase the maximum number of shares subject thereto, or (ii) reduce the option price per share covered by Options granted under the Option Plan below the price specified in the Option Plan. Additionally, the Board may not modify, impair or cancel any outstanding Option or SARs related thereto, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following summary is based upon an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences and such consequences may be either more or less favorable than those described below depending on a an employee's particular circumstances.

      Incentive Options. No income will be recognized by an Optionee for federal income tax purposes upon the grant or exercise of an Incentive Option; provided, however, that to the extent that an Incentive Option is exercised more than three months (twelve months in the event of disability) from the date of termination of employment for any reason other than death, such Incentive Option will be taxed in the same manner described below for Nonqualified Options (rather than in the manner described herein for an Incentive Option). As described above, the Plan Amendments extend the periods of time for exercise, after termination of employment, beyond those time periods that would permit the Optionee to receive Incentive Option tax treatment. The basis of shares transferred to an Optionee pursuant to the exercise of an Incentive Option is the price paid for the shares. If the Optionee holds the shares for at least one year after transfer of the shares to the Optionee and two years after the grant of the Incentive Option, the Optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the Optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, or if less (and if the disposition is a transaction in which loss, if sustained, would be recognized), the gain on disposition. Any additional gain or loss realized by the Optionee upon such disposition will be a capital gain or loss.

      The excess of the fair market value of shares received upon the exercise of an Incentive Option over the option price for the shares is an item of adjustment for the Optionee for purposes of the alternative minimum tax.

      The Company is not entitled to a deduction upon the exercise of an Incentive Option by an Optionee. If the Optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the Optionee or two years after grant of the option, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the Optionee upon disposition of the shares at the time such income is recognized by the Optionee.

      If an Optionee uses already owned shares of Common Stock to pay the exercise price for shares under an Incentive Option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the Optionee for the applicable holding period referred to in
Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an Incentive

Option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or restricted stock option, but not stock acquired through the exercise of a nonstatutory option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the Optionee upon the transfer of such stock in payment of the exercise price of an Incentive Option. If the stock is not statutory option stock, no income will be recognized by the Optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the Optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an Incentive Option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the Optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the Incentive Option covering such stock was exercised over the amount paid for such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an Incentive Option with already-owned shares will be statutory option stock or how the Optionee's basis will be allocated among such shares.

      Nonqualified Options. No income will be recognized by an Optionee for federal income tax purposes upon the grant of a Nonqualified Option. Upon exercise of a Nonqualified Option, the Optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. Income recognized upon the exercise of Nonqualified Options will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the Optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified Options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the Optionee at the time of such recognition by the Optionee, subject to the deduction limitations described below.

      The basis of shares transferred to an Optionee pursuant to exercise of a Nonqualified Option is the price paid for such shares plus an amount equal to any income recognized by the Optionee as a result of the exercise of the option. If an Optionee thereafter sells shares acquired upon exercise of a Nonqualified Option, any amount realized over the basis of the shares will constitute capital gain to the Optionee for federal income tax purposes.

      If an Optionee uses already owned shares of Common Stock to pay the exercise price for shares under a Nonqualified Option, the number of shares received pursuant to the Nonqualified Option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the Optionee upon the exercise will be taxable to the Optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the Nonqualified Option will not be statutory option stock and the Optionee's basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock, or how the Optionee's basis will be allocated among the shares received.

      SARs. There will be no federal income tax consequences to either the recipient or the Company upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the exercise of SARs in an amount equal to the amount of cash received and the fair market value of any shares acquired pursuant to the exercise. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the recipient's income.

      Restricted Stock. If the restrictions on an award of Restricted Stock are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on such date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the recipient in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the Restricted Stock is received, the recipient will recognize ordinary income at the time of the receipt of the Restricted Stock and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time less the amount paid, if any, by the recipient for the Restricted Stock. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the Restricted Stock, but, if the Restricted Stock is subsequently forfeited, no deduction will be allowed to the recipient with respect to such forfeiture. Dividends paid to a recipient holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the recipient's income as compensation. If the recipient has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the recipient.

      If the restrictions on an award of Restricted Stock are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of Restricted Stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at such time in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below.

      Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain officers of the Company to the extent that compensation paid to any such officer for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders, and meets certain other criteria. Compensation attributable to a stock option or SAR is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by a compensation committee composed of two or more outside directors; (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and (iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The Option Plan as amended and restated has been designed to enable awards of Options (other than Nonqualified Options granted at less than fair market value on the date of grant) and SARs granted by the Committee to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

      The affirmative vote of the holders of record of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the proposal to approve and ratify the Option Plan as amended and restated. FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND RATIFY THE OPTION PLAN AS AMENDED AND RESTATED.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of such stock. Directors, officers and beneficial owners of more than 10 percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its directors, officers, and beneficial owners of more than ten percent of its Common Stock (or $1.50 Convertible Preferred Stock of the Company which was outstanding during part of 1996) were complied with.

                                    AUDITORS

      The Board of Directors has appointed Price Waterhouse LLP, which has audited the Company's financial statements since October 7, 1994, to audit the financial statements of the Company for the year ending December 31, 1997. Such appointment will not be submitted to stockholders for ratification or approval. Representatives of Price Waterhouse LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

      Stockholder proposals for inclusion in the Company's proxy materials in connection with the 1998 annual meeting of stockholders, which is currently scheduled to be held on April 23, 1998, must be received by the Company at its office in Houston, Texas, addressed to the Secretary of the Company, no later than November 28, 1997.

      The cost of solicitation of proxies will be borne by the Company. The Company has employed Corporate Investor Communications, Inc. to solicit proxies from brokers, bank nominees, institutional holders and individual holders for use at the meeting at a fee not to exceed $7,000 plus certain expenses. In addition, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

      The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

                                         NOBLE DRILLING CORPORATION

                                               James C. Day
                                           Chairman, President and
                                           Chief Executive Officer

Houston, Texas
March 28, 1997

                                                                       EXHIBIT A

                           NOBLE DRILLING CORPORATION

                  1991 STOCK OPTION AND RESTRICTED STOCK PLAN

                  AS AMENDED AND RESTATED ON JANUARY 30, 1997,
     SUBJECT TO THE APPROVAL OF STOCKHOLDERS EXCEPT FOR SECTION 9(a)(i)(x)

     [Language added to the Plan is in boldface type and double underscored and language deleted is struck through.]

      SECTION 1.  PURPOSE

      The purpose of this Plan is to assist Noble Drilling Corporation, a Delaware corporation, in attracting and retaining, as officers and key employees of the Company and its Affiliates, persons of training, experience and ability and to furnish additional incentive to such persons by encouraging them to become owners of Shares of the Company's capital stock, by granting to such persons Incentive Options, Nonqualified Options, Restricted Stock, or any combination of the foregoing.

      SECTION 2.  DEFINITIONS

      Unless the context otherwise requires, the following words as used herein shall have the following meanings:

            (a) "Affiliate" means any corporation (other than the Company) in any unbroken chain of corporations (i) beginning with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (ii) ending with the Company if, at the time of the granting of the Option or award of Restricted Stock, each of the corporations, other than the Company, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            (b) "Agreement" means the written agreement (i) between the Company and the Optionee evidencing the Option and any SARs that relate to such Option granted by the Company and the understanding of the parties with respect thereto or (ii) between the Company and a recipient of Restricted Stock evidencing the restrictions, terms and conditions applicable to such award of Restricted Stock and the understanding of the parties with respect thereto.

            (c) "Board" means the Board of Directors of the Company as the same may be constituted from time to time.

            (d)  "Code" means the Internal Revenue Code of 1986, as amended.

            (e) "Committee" means the Committee provided for in Section 3 of the Plan as the same may be constituted from time to time.

            (f) "Company" means Noble Drilling Corporation, a Delaware corporation.

            (g)  "Corporate Transaction" shall have the meaning as defined in
      Section 8 of the Plan.

            (h) "DISABILITY" MEANS ANY TERMINATION OF EMPLOYMENT WITH THE COMPANY OR AN AFFILIATE BECAUSE OF A LONG-TERM OR TOTAL DISABILITY, AS DETERMINED BY THE COMMITTEE IN ITS SOLE DISCRETION.

            (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (j) "Fair Market Value" means the fair market value per Share as determined by the Committee in good faith; provided, however, that if a Share is listed or admitted to trading on a securities exchange registered under the Exchange

      Act, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange on which such Share is listed or admitted to trading, or if a Share is not listed or admitted to trading on any such exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or any similar system then in use, the Fair Market Value per Share shall be the average of the reported high and low sales price on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on such system, or if a Share is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ but is quoted on NASDAQ or any similar system then in use, the Fair Market Value per Share shall be the average of the closing high bid and low asked quotations on such system for such Share on the date in question. For purposes of valuing Shares to be made subject to Incentive Options, the Fair Market Value per Share shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

            (k) "Incentive Option" means an Option that is intended to satisfy the requirements of Section 422(b) of the Code and Section 17 of the Plan.

            (L) "NON-EMPLOYEE DIRECTOR" MEANS A DIRECTOR OF THE COMPANY WHO SATISFIES THE DEFINITION THEREOF UNDER RULE 16b-3 PROMULGATED UNDER THE EXCHANGE ACT.

            (M) "Nonqualified Option" means an Option that does not qualify as a statutory stock option under Section 422 or 423 of the Code.

            (N) "Option" means an option to purchase one or more Shares granted under and pursuant to the Plan. Such Option may be either an Incentive Option or a Nonqualified Option.

            (O) "Optionee" means a person who has been granted an Option and who has executed an Agreement with the Company.

            (P) "Outside Director" means a director of the Company who is an outside director within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

            (Q) "Plan" means this Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan, as amended.

            (R) "Restricted Stock" means Shares issued or transferred pursuant to Section 20 of the Plan.

            (S) "RETIREMENT" MEANS A TERMINATION OF EMPLOYMENT WITH THE COMPANY OR AN AFFILIATE EITHER (i) ON A VOLUNTARY BASIS BY A PERSON WHO IS AT LEAST 55 YEARS OF AGE AND HAS AT LEAST FIVE YEARS OF CONTINUOUS SERVICE WITH THE COMPANY OR ONE OR MORE AFFILIATES IMMEDIATELY PRIOR TO SUCH TERMINATION OF EMPLOYMENT OR (ii) OTHERWISE WITH THE WRITTEN CONSENT OF THE COMMITTEE IN ITS SOLE DISCRETION.

            (T) "SARs" means stock appreciation rights granted pursuant to Section 7 of the Plan.

            (U) "Securities Act" means the Securities Act of 1933, as amended.

            (V) "Share" means a share of the Company's present common stock, par value $.10 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable in respect of or in substitution or exchange for each such present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.


      SECTION 3.  ADMINISTRATION

      The Plan shall be administered by, and the decisions concerning the Plan shall be made solely by, a Committee of two or more directors of the Company, all of whom are (a) NON-EMPLOYEE DIRECTORS and (b) beginning immediately after the first meeting of stockholders of the Company at which directors are to be elected that occurs after December 31, 1994, Outside Directors. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee. In making grants or awards, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Affiliates and such other considerations as the Board may from time to time specify.

      The Committee shall elect one of its members as its chairman and shall hold its meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum. All decisions and determinations of the Committee shall be made by the majority vote or decision of the members present at any meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been made by a majority vote or decision at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the express provisions of the Plan, the bylaws or certificate of incorporation of the Company or any resolutions of the Board.

      All questions of interpretation or application of the Plan, or of a grant of an Option and any SARs that relate to such Option or an award of Restricted Stock, including questions of interpretation or application of an Agreement, shall be subject to the determination of the Committee, which determination shall be final and binding upon all parties.

      Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of Shares issued upon exercise of Options or any SARs that relate to such Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service) upon the exercisability of such Options; (e) subject to Sections 9 and 11 of the Plan, to accelerate, for any reason, regardless of whether the Agreement so provides, the time of exercisability of any Option and any SARs that relate to such Option that have been granted or the time of the lapsing of restrictions on Restricted Stock; (f) to construe the respective Agreements; and (g) to exercise the powers conferred on the Committee under the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee or Board, as the case may be, on the matters referred to in this Section 3 shall be final and conclusive.


      SECTION 4.  SHARES SUBJECT TO THE PLAN

            (a) The total number of Shares that may be purchased pursuant to Options, issued or transferred pursuant to the exercise of SARs or awarded as Restricted Stock shall not exceed 10,700,000 in the aggregate, and the total number of shares FOR WHICH OPTIONS AND SARS may be GRANTED, AND WHICH MAY BE awarded as Restricted Stock, to any one person during any continuous five-year period shall not exceed 1,500,000 in the aggregate; provided that each such maximum number of shares shall be increased or decreased as provided in Section 13 of the Plan.

            (b) At any time and from time to time after the Plan takes effect, the Committee, pursuant to the provisions herein set forth, may grant Options and any SARs that relate to such Options and award Restricted Stock until the maximum number of Shares shall be exhausted or the Plan shall be sooner terminated; provided, however, that no Incentive Option and any SARs that relate to such Option shall be granted after January 29, 2007.

            (c) Shares subject to an Option that expires or terminates prior to exercise and Shares that had been previously awarded as Restricted Stock that have since been forfeited shall be available for further grant of Options or award as Restricted Stock. No Option shall be granted and no Restricted Stock shall be awarded if the number of Shares for which Options have been granted and which pursuant to this Section are not again available for Option grant, plus the number of Shares that have been awarded as Restricted Stock, would, if such Option were granted or such Restricted Stock were awarded, exceed 10,700,000.

            (d) Any Shares withheld pursuant to Section 19(c) of the Plan shall not be available after such withholding for being optioned or awarded pursuant to the provisions hereof.

            (e) Unless the Shares awarded as Restricted Stock are Shares that have been reacquired by the Company as treasury shares, Restricted Stock shall be awarded only for services actually rendered, as determined by the Committee.


      SECTION 5.  ELIGIBILITY

      The persons who shall be eligible to receive grants of Options and any SARs that relate to such Options, and to receive awards of Restricted Stock, shall be regular salaried officers or other employees of the Company or one or more of its Affiliates.


      SECTION 6.  GRANT OF OPTIONS

            (a) From time to time while the Plan is in effect, the Committee may, in its sole and absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its sole and absolute discretion, determine the number of Shares to be allotted for option to each person so selected.

            (b) Each person so selected shall be offered an Option to purchase the number of Shares so allotted to him, upon such terms and conditions, consistent with the provisions of the Plan, as the Committee may specify. Each such person shall have a reasonable period of time, to be fixed by the Committee, within which to accept or reject the proffered Option. Failure to accept within the period so fixed may be treated as a rejection.

            (c) Each person who accepts an Option offered to him shall enter into an Agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, whereupon such person shall become a participant in the Plan. In the event a person is granted both one or more Incentive Options and one or more Nonqualified Options, such grants shall be evidenced by separate Agreements, one for each Incentive Option grant and one for each Nonqualified Option grant. The date on which the Committee completes all action constituting an offer of an Option to a person, including the specification of the number of Shares to be subject to the Option, shall constitute the date on which the Option covered by such Agreement is granted. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual signing of the Agreement by the Company and the Optionee.

            (d) Each Agreement that includes SARs in addition to an Option shall comply with the provisions of Section 7 of the Plan.


      SECTION 7.  GRANT OF SARS

      The Committee may from time to time grant SARs in conjunction with all or any portion of any Option either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Option for purposes of Section 424(h) of the Code) or (ii) with respect to Nonqualified Options, at any time after the initial Option grant while the Nonqualified Option is still outstanding. SARs shall not be granted other than in conjunction with an Option granted hereunder.

      SARs granted hereunder shall comply with the following conditions and also with the terms of the Agreement governing the Option in conjunction with which they are granted:

            (a) The SAR shall expire no later than the expiration of the underlying Option.

            (b) Upon the exercise of an SAR, the Optionee shall be entitled to receive payment equal to the excess of the aggregate Fair Market Value of the Shares with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such Shares as provided in the related Option. Payment may be made in Shares, valued at their Fair Market Value on the date of exercise, or in cash, or partly in Shares and partly in cash, as determined by the Committee in its sole and absolute discretion.

            (c) SARs shall be exercisable (i) only at such time or times and only to the extent that the Option to which they relate shall be exercisable, (II) only when the Fair Market Value of the Shares subject to the related Option exceeds the purchase price of the Shares as provided in the related Option, and (III) only upon surrender of the related Option or any portion thereof with respect to the Shares for which the SARs are then being exercised.

            (d) Upon exercise of an SAR, a corresponding number of Shares subject to option under the related Option shall be canceled. Such canceled Shares shall be charged against the Shares reserved for the Plan, as provided in Section 4 of the Plan, as if the Option had been exercised to such extent and shall not be available for future Option grants or Restricted Stock awards hereunder.


      SECTION 8.  OPTION PRICE

      The option price for each Share covered by an Incentive Option shall not be less than the greater of (a) the par value of such Share or (b) the Fair Market Value of such Share at the time such Option is granted. The option price for each Share covered by a Nonqualified Option shall not be less than the greater of (a) the par value of such Share or (b) 50 percent of the Fair Market Value of such Share at the time the Option is granted. Notwithstanding the two immediately preceding sentences, if the Company or an Affiliate agrees to substitute a new Option under the Plan for an old Option, or to assume an old Option, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation (any of such events being referred to herein as a "Corporate Transaction"), the option price of the Shares covered by each such new Option or assumed Option may be other than the Fair Market Value of the Shares at the time the Option is granted as determined by reference to a formula, established at the time of the Corporate Transaction, which will give effect to such substitution or assumption; provided, however, in no event shall:

            (a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares;

            (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits that he would not have under the old Option; or

            (c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior to such substitution or assumption, on a Share by Share basis.

Notwithstanding the above, the provisions of this Section 8 with respect to the option price in the event of a Corporate Transaction shall, in the case of an Incentive Option, be subject to the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder. In the case of an Incentive Option, in the event of a conflict between the terms of this Section 8 and the above cited statute, regulations and rulings, or in the event of an omission in this Section 8 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.

      SECTION 9.  OPTION PERIOD AND TERMS OF EXERCISE

            (a) Each Option shall be exercisable during such period of time as the Committee may specify, but in no event for longer than 10 years from the date when the Option is granted; provided, however, that

                 (i) All rights to exercise an Option and any SARs that relate to such Option shall, subject to the provisions of subsection
            (c) of this Section 9, terminate SIX months after the date the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason other than death, DISABILITY OR RETIREMENT, except that, in the event of the termination of employment of the Optionee on account of fraud, dishonesty or other acts detrimental to the interests of the Company or one or more of its Affiliates, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Affiliates. IN ADDITION, FOR PURPOSES OF THIS PLAN, EMPLOYMENT SHALL NOT BE DEEMED TO HAVE CEASED BY REASON OF THE TERMINATION OF EMPLOYMENT WITH THE COMPANY OR AN AFFILIATE, FOLLOWED BY A REEMPLOYMENT WITH THE COMPANY OR AN AFFILIATE WITHIN SIX MONTHS OF SUCH INITIAL TERMINATION, PROVIDED SUCH REEMPLOYMENT IS APPROVED FOR PURPOSES OF THIS SECTION 9(a)(i) BY THE COMMITTEE IN ITS SOLE DISCRETION, OF (x) A PERSON WHOSE EMPLOYMENT TERMINATED INITIALLY IN DECEMBER 1996 IN CONNECTION WITH THE SALE BY THE COMPANY AND ITS AFFILIATES OF THEIR LAND DRILLING ASSETS TO NABORS INDUSTRIES, INC. AND ITS AFFILIATES AND (y) ANY PERSON NOT OTHERWISE PROVIDED FOR IN CLAUSE (x) IMMEDIATELY PRECEDING.

                 (ii) If the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, by reason of his death, DISABILITY OR RETIREMENT, all rights to exercise such Option and any SARs that relate to such Option shall, subject to the provisions of subsection (c) of this Section 9, terminate FIVE YEARS thereafter.

            (b) If an Option is granted with a term shorter than 10 years, the Committee may extend the term of the Option and any SARs that relate to such Option, but for not more than 10 years from the date when the Option was originally granted.

            (c) In no event may an Option or any SARs that relate to such Option be exercised after the expiration of the term thereof.


      SECTION 10.  OPTIONS AND SARS NOT TRANSFERABLE

      No Option or any SARs that relate to such Option shall be transferable by the Optionee otherwise than by will or the applicable laws of descent and distribution.

      SECTION 11.  EXERCISE OF OPTIONS AND SARS

            (a) During the lifetime of an Optionee, only such Optionee may exercise an Option or any SARs that relate to such Option granted to him. In the event of his death, any then exercisable portion of his Option and any SARs that relate to such Option may, within THREE YEARS thereafter, or earlier date of termination of the Option, be exercised in whole or in part by the duly authorized representative of the deceased Optionee's estate.

            (b) At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares.

            (c) Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company accompanied by payment in full of the option price of the Shares then being purchased. Payment in full shall mean payment of the full amount due, either in cash, by certified check or cashier's check, or, with the consent of the Committee, with Shares owned by the Optionee, including an actual or deemed multiple series of exchanges of such Shares.

            Notwithstanding anything contained herein to the contrary, at the request of an Optionee and to the extent permitted by applicable law, the Committee may, in its sole and absolute discretion, selectively approve arrangements with a brokerage firm or firms under which any such brokerage firm shall, on behalf of the Optionee, make payment in full to the Company of the option price of the Shares then being purchased, and the Company, pursuant to an irrevocable notice in writing from the Optionee, shall make prompt delivery of one or more certificates for the appropriate number of Shares to such brokerage firm. Payment in full for purposes of the immediately preceding sentence shall mean payment of the full amount due, either in cash or by certified check or cashier's check.

            (d) Each exercise of SARs, or a portion thereof, shall be evidenced by a notice in writing to the Company.

            (e) No Shares shall be issued upon exercise of an Option until full payment therefor has been made, and an Optionee shall have none of the rights of a stockholder until Shares are issued to him.

            (f) Nothing herein or in any Agreement shall require the Company to issue any Shares upon exercise of an Option or SAR if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or SAR (as a result of which the Optionee receives Shares), or portion thereof, the Optionee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purposes of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares delivered to the Optionee shall be included in a registration statement filed by the Company under the Securities Act, such investment representation shall be abrogated.


      SECTION 12.  DELIVERY OF STOCK CERTIFICATES

      As promptly as may be practicable after an Option or SAR (as a result of the exercise of which the Optionee receives Shares), or a portion thereof, has been exercised as hereinabove provided, the Company shall make delivery of one or more certificates for the appropriate number of Shares. In the event that an Optionee exercises both (i) an Incentive Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, and (ii) a Nonqualified Option or SARs that relate to such Option (as a result of which the Optionee receives Shares), or a portion thereof, separate stock certificates shall be issued, one for the Shares subject to the Incentive Option and one for the Shares subject to the Nonqualified Option.


     SECTION 13.  CHANGES IN COMPANY'S SHARES AND CERTAIN CORPORATE TRANSACTIONS

      If at any time while the Plan is in effect there shall be any increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a stock dividend or through any recapitalization or merger or otherwise in which the Company is the surviving corporation, resulting in a stock split-up, combination or exchange of Shares of the Company, then and in each such event:

            (a) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded as Restricted Stock under the Plan, to the end that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

            (b) Appropriate adjustment shall be made in the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted and then outstanding, to the end that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate option price; and

            (c) In the case of Incentive Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

      Except as is otherwise expressly provided herein, the issue by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under the Plan. Furthermore, the presence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred stock that would rank above the Shares subject to outstanding Options granted under the Plan; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.


      SECTION 14.  EFFECTIVE DATE

        The Plan WAS ORIGINALLY ADOPTED BY THE BOARD on January 31, 1991, AND APPROVED BY the stockholders of the Company ON APRIL 25, 1991. THE PLAN AS AMENDED AND RESTATED ON JANUARY 30, 1997 SHALL BE EFFECTIVE AS OF THAT DATE, THE DATE OF THE ADOPTION THEREOF BY THE BOARD, BUT SHALL BE SUBMITTED TO the stockholders of the Company FOR APPROVAL AND RATIFICATION AT THE NEXT REGULAR OR SPECIAL MEETING THEREOF TO BE HELD AFTER DECEMBER 31, 1996. IF AT SUCH A MEETING OF THE STOCKHOLDERS OF THE COMPANY a quorum is present, the Plan AS AMENDED AND RESTATED shall be presented for approval and ratification, and unless at such a meeting the Plan AS AMENDED AND RESTATED is approved and ratified by the affirmative vote of a majority of the outstanding shares of common stock, par value $.10 per share, of the Company present in person or by proxy and entitled to vote, then, and in such event, the AMENDMENTS TO THE PLAN ADOPTED BY THE BOARD ON JANUARY 30, 1997 (EXCEPT FOR THE AMENDMENT SET FORTH IN
SECTION 9(A)(I)(X) WHICH SHALL, NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, BE EFFECTIVE FROM AND AFTER THE DATE OF ITS ADOPTION BY THE BOARD) AND ANY then outstanding Options and any SARs that relate to such Options THAT MAY HAVE BEEN CONDITIONALLY GRANTED PRIOR TO SUCH STOCKHOLDER MEETING DEPENDENT UPON AN INCREASE IN THE NUMBER OF SHARES SUBJECT TO THE PLAN shall become null and void and of no further force or effect. No award of Restricted Stock DEPENDENT UPON AN INCREASE IN THE NUMBER OF SHARES SUBJECT TO THE PLAN shall be made prior to the approval and ratification of the Plan AS AMENDED AND RESTATED by stockholders in accordance with this Section 14.


      SECTION 15.  AMENDMENT, SUSPENSION OR TERMINATION

      The Board may at any time amend, suspend or terminate the Plan; provided, however, that after the stockholders have approved and ratified the Plan in accordance with Section 14 of the Plan, the Board may not, without approval of the stockholders of the Company, amend the Plan so as to (a) increase the maximum number of Shares subject thereto, as specified in Sections 4(a) and 13 of the Plan, or (b) reduce the option price for Shares covered by Options granted hereunder below the price specified in Section 8 of the Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Option or SAR that relates to such Option, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

      SECTION 16.  REQUIREMENTS OF LAW

      Notwithstanding anything contained herein or in any Agreement to the contrary, the Company shall not be required to sell or issue Shares under any Option or SAR if the issuance thereof would constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance of Shares upon exercise of an Option or SAR, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.


      SECTION 17.  INCENTIVE OPTIONS

      The Committee may, in its sole and absolute discretion, designate any Option granted under the Plan as an Incentive Option intended to qualify under
Section 422(b) of the Code. Any provision of the Plan to the contrary notwithstanding, (a) no Incentive Option shall be granted to any person who, at the time such Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the option price under such Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to the Incentive Option at the date of its grant and such Incentive Option is not exercisable after the expiration of five years from the date of its grant; and
(b) the aggregate Fair Market Value of the Shares subject to an Incentive Option and the aggregate Fair Market Value of the shares of stock of the Company or any Affiliate (or a predecessor corporation of the Company or an Affiliate) subject to any other incentive stock option (within the meaning of
Section 422(b) of the Code) of the Company and its Affiliates (or a predecessor corporation of any such corporation), that may become first exercisable in any calendar year, shall not (with respect to any Optionee) exceed $100,000, determined as of the date the Incentive Option is granted.


      SECTION 18.  MODIFICATION OF OPTIONS AND SARS

      Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options and any SARs that relate to such Options granted under the Plan, or accept the surrender of Options and any SARs that relate to such Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options and any SARs that relate to such new Options hereunder in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing provisions of this Section 18, no modification of an Option and any SARs that relate to such Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option and any SARs that relate to such Option theretofore granted hereunder to such Optionee, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 422(b) of the Code.


      SECTION 19.  AGREEMENT PROVISIONS

            (a) Each Agreement shall contain such provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and any SARs that relate to such Option and the transfer of shares thereby acquired) as the Committee shall deem advisable. Each Agreement relating to an Option shall identify the Option evidenced thereby as an Incentive Option or Nonqualified Option, as the case may be. Incentive Options and Nonqualified Options may not both be covered by a single Agreement. Each such Agreement relating to Incentive Options shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary for the Incentive Option to which such Agreement relates to constitute an incentive stock option, as defined in Section 422(b) of the Code.

            (b) Each Agreement shall recite that it is subject to the Plan and that the Plan shall govern where there is any inconsistency between the Plan and the Agreement.

            (c) Each Agreement shall contain a covenant by the Optionee, in such form as the Committee may require in its discretion, that he consents to and will take whatever affirmative actions are required, in the opinion of the Committee, to enable the Company or appropriate Affiliate to satisfy its Federal income tax and FICA and any applicable state and local withholding obligations. An Agreement may contain such provisions as the Committee deems appropriate to enable the Company or its Affiliates to satisfy such withholding obligations, including provisions permitting the Company, upon the exercise of an Option or SAR (as a result of which the Optionee receives Shares), to withhold Shares otherwise issuable to the Optionee exercising the Option or SAR, or to accept delivery of Shares owned by the Optionee, to satisfy the applicable withholding obligations.

            (d) Each Agreement relating to an Incentive Option shall contain a covenant by the Optionee immediately to notify the Company in writing of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of Shares received upon the exercise of an Incentive Option.


      SECTION 20.  RESTRICTED STOCK

            (a) Subject to the provisions of Section 14 of the Plan, the Committee may from time to time, in its sole and absolute discretion, award Shares of Restricted Stock to such persons as it shall select from among those persons who are eligible under Section 5 of the Plan to receive awards of Restricted Stock. Any award of Restricted Stock shall be made from Shares subject hereto as provided in Section 4 of the Plan.

            (b) A Share of Restricted Stock shall be subject to such restrictions, terms and conditions, including forfeitures, if any, as may be determined by the Committee, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals, and to the further restriction that no such Share may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied. Each recipient of an award of Restricted Stock shall enter into an Agreement with the Company, in such form as the Committee shall prescribe, setting forth the restrictions, terms and conditions of such award, whereupon such recipient shall become a participant in the Plan.

            If a person is awarded Shares of Restricted Stock, whether or not escrowed as provided below, the person shall be the record owner of such Shares and shall have all the rights of a stockholder with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:

                 The shares represented by this certificate have been issued pursuant to the terms of the Noble Drilling Corporation 1991 Stock Option and Restricted Stock Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of
            the agreement embodying the award of such shares dated          ,
            19  .

            In order to enforce the restrictions, terms and conditions that may be applicable to a person's Shares of Restricted Stock, the Committee may require the person, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Committee shall prescribe.

            After the satisfaction of the restrictions, terms and conditions set by the Committee at the time of an award of Restricted Stock to a person, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the person.

            If a person to whom Restricted Stock has been awarded dies after satisfaction of the restrictions, terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the person's beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the person.

            The Committee shall have the authority (and the Agreement evidencing an award of Restricted Stock may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to a person hereunder on such terms and conditions as the Committee may deem appropriate.

            (c) Without limiting the provisions of the first paragraph of subsection (b) of this Section 20, if a person to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, for any reason, prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the person and transferred to, and reacquired by, the Company or an Affiliate at no cost to the Company or the Affiliate; provided, however, if the cessation is due to the person's death, RETIREMENT OR DISABILITY, the Committee may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion. In the event of such forfeiture, the person, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

            (d) In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.


      SECTION 21.  GENERAL

            (a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

            (b) Nothing contained in the Plan or in any Agreement shall confer upon any Optionee or recipient of Restricted Stock the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment at any time, with or without cause.

            (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Option and any SARs that relate to such Option granted hereunder or any Restricted Stock awarded hereunder; and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

            (d) Any payment of cash or any issuance or transfer of Shares to the Optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

            (e) Neither the Committee, the Board nor the Company guarantees the Shares from loss or depreciation.

            (f) All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

            (g) Records of the Company and its Affiliates regarding a person's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

            (h) Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

            (i) If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such Agreement, as the case may be, but such provision shall be fully severable and the Plan or such Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

            (j) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of Restricted Stock may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and recipient of Restricted Stock shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

            (k)  Any person entitled to notice hereunder may waive such notice.

            (l) The Plan shall be binding upon the Optionee or recipient of Restricted Stock, his heirs, legatees, distributees and legal representatives, upon the Company, its successors and assigns, and upon the Committee, and its successors.

            (m) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in the construction of the provisions hereof.

            (n) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal law.

            (o) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

--------------------------------------------------------------------------------

LOGO                               NOBLE DRILLING CORPORATION
                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James C. Day and Byron L. Welliver, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Noble Drilling Corporation (the "Company") standing in the name of the undersigned on March 12, 1997, at the annual meeting of stockholders to be held on April 24, 1997 at 10:00 a.m. in Houston, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS                   FOR all nominees listed below              WITHHOLD AUTHORITY
                                           (except as marked to the                   to vote for all nominees
                                           contrary below) [ ]                        listed below [ ]

                        JAMES C. DAY      MARC E. LELAND

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Proposal to approve and ratify the Company's 1991 Stock Option and Restricted Stock Plan as amended and restated:

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEMS 1 AND 2.

    The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

                                             Dated:                       , 1997

                                             -----------------------------------

                                             -----------------------------------
                                             Signature(s) of Stockholder(s)

                                             This proxy should be signed exactly
                                             as your name appears hereon. Joint
                                             owners should both sign. If signed
                                             as attorney, executor, guardian or
                                             in some other representative
                                             capacity, or as officer of a
                                             corporation, please indicate your
                                             capacity or title.

                                             PLEASE COMPLETE, DATE AND SIGN THIS
                                             PROXY AND RETURN IT PROMPTLY IN THE
                                             ENCLOSED ENVELOPE, WHICH REQUIRES
                                             NO POSTAGE IF MAILED IN THE UNITED
                                             STATES.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   NOBLE DRILLING CORPORATION
LOGO                        VOTING INSTRUCTION CARD FOR COMMON STOCK
                    VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF
                                           DIRECTORS

    The undersigned hereby instructs the trustee to vote, as designated below, all shares of Common Stock of Noble Drilling Corporation that are credited to the accounts of the undersigned (whether or not vested) in the Noble Drilling Corporation Thrift Plan at the annual meeting of stockholders to be held on April 24, 1997 at 10:00 a.m. in Houston, Texas, and at any adjournment thereof, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS                   FOR all nominees listed below              WITHHOLD AUTHORITY
                                           (except as marked to the                   to vote for all nominees
                                           contrary below) [ ]                        listed below [ ]

                        JAMES C. DAY      MARC E. LELAND

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. Proposal to approve and ratify the Company's 1991 Stock Option and Restricted Stock Plan as amended and restated:

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    THIS VOTING INSTRUCTION CARD, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED BY THE TRUSTEE OF THE NOBLE DRILLING CORPORATION THRIFT PLAN ("THRIFT PLAN") IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED THRIFT PLAN PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEMS 1 AND 2.

                                             Dated:                       , 1997

                                             -----------------------------------
                                                          Signature

                                             This voting instruction card should
                                             be signed exactly as your name
                                             appears hereon.

                                             PLEASE COMPLETE, DATE AND SIGN THIS
                                             VOTING INSTRUCTION CARD AND RETURN
                                             IT PROMPTLY IN THE ENCLOSED
                                             ENVELOPE, WHICH REQUIRES NO POSTAGE
                                             IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------